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                                                                  EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 18, 1997, except as to the recapitalization described in Note 12 which is as of June 18, 1997, relating to the financial statements of Duane Reade Holding Corp., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
New York, New York
November 24, 1997